Exhibit 10.2

AMENDMENT TO JOHN H. HARLAND COMPANY
2000 STOCK OPTION PLAN

The John H. Harland Company 2000 Stock Option Plan is amended effective as of December 19, 2006, as follows:

1.

By amending Section 13 of the 2000 Stock Option Plan to read as follows:

In the event of a Change in Control, and the agreement resulting in such Change in Control does not provide for the assumption or substitution of Options, each Option Agreement at the direction and discretion of the Board may be canceled unilaterally by the Company if (1) any restrictions on the exercise of an Option are waived before the Option Agreement is canceled such that the Employee has the opportunity to exercise the Option in full before such cancellation, (2) the Company transfers to the Employee shares of Stock, the number of which shall be determined by the Company by dividing the excess of (a) the fair market value of the number of shares which remain subject to the exercise of such Option as of any date over the total Option Price for such shares by (b) the fair market value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to an Employee the same consideration which the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control if the Employee held the number of shares of Stock which would have been transferable to him or to her under (2) above if such number had been determined immediately before such Change in Control.  In addition, in the event of a Change in Control any and all outstanding issuance or forfeiture conditions on any Restricted Stock automatically shall be deemed satisfied in full as of the date of the consummation of the Change in Control.

A “Change in Control” means the Company sells all or substantially all of its assets for cash or property or for a combination of cash and property or consummates any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property.

In addition, a “Change in Control” also shall be deemed to occur upon a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(a)           a director who has been a director of the Company for a continuous period of at least 24 months,

(b)           a director who was serving on the Board as a result of the consummation of a sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person that would not be a Fundamental Change, or

(c)           a director whose election or nomination as director was approved by a vote of at least two-thirds of the directors described in clauses (a), (b) or (c) by prior nomination or election, but excluding, for purposes of this clause (c), any director whose initial assumption of office occurred as a result of an actual or threatened (i) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (ii) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization or business combination that would be a Fundamental Change on the consummation thereof.

For purposes of this amendment, a “Fundamental Change” shall be deemed to occur upon the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(1)           in which persons who were shareholders of the Company (immediately prior to such sale, merger, consolidation, reorganization, or business combination) own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(2)           in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(3)           after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the action of the Board approving the transaction.

2.

Except as otherwise amended, the Plan shall remain in full force and effect.